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                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                         -------------------------

                                 FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                  RJR NABISCO HOLDINGS                                     RJR NABISCO HOLDINGS
                    CAPITAL TRUST II                                               CORP.
 (Exact Name of Registrant as Specified in Its Charter)   (Exact Name of Registrant as Specified in Its Charter)

                        Delaware                                                 Delaware
        (State of Incorporation or Organization)                 (State of Incorporation or Organization)

                  Application Pending                                           13-3490602
          (I.R.S. Employer Identification No.)                     (I.R.S. Employer Identification No.)

              1301 Avenue of the Americas                               1301 Avenue of the Americas
                New York, New York 10019                                 New York, New York 10019
                     (212) 258-5600                                           (212) 258-5600
              (Address including zip code,                             (Address including zip code,
                 and telephone number,                                    and telephone number,
                including area code, of                                 including area code, of
     Registrant's principal executive offices)                 Registrant's principal executive offices)

If this form relates to the registration of a class of      If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange        securities pursuant to Section 12(g) of the Exchange
Act and is effective pursuant to General Instruction        Act and is effective pursuant to General Instruction
A.(c), please check the following box. [X]                  A.(d), please check the following box. [ ]


Securities Act registration statement file number to which this form
relates:     333-60811
          ---------------
          (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                   Name of Each Exchange on Which
          to be so Registered                   Each Class is to be Registered
          -------------------                   ------------------------------
 Trust Originated Preferred Securities              New York Stock Exchange


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


Item 1: Description of Registrants' Securities to be Registered

               The class of securities to be registered hereby consist of Trust Originated Preferred Securities (the "Preferred Securities"), representing undivided beneficial interests in the assets of RJR Nabisco Holdings Capital Trust II, a statutory business trust formed under the laws of the State of Delaware (the "Trust"). For a full description of the Preferred Securities , reference is made to (a) the information contained under the captions "The RJR Nabisco Holdings Capital Trusts", "Description of the Preferred Securities", "Description of the Preferred Securities Guarantees" and "Description of the Junior Subordinated Debt Securities" in the second base Prospectus dated August 31, 1998 contained in the Registrants' Registration Statement on Form S-3 (Registration No. 333-60811) (the "Registration Statement"), filed on August 6, 1998, as amended, and (b) the information contained under the captions "Description of Preferred Securities", "Certain Terms of the Junior Subordinated Debentures" and "Certain Terms of the Guarantee" in the Prospectus Supplement relating to the Preferred Securities (the "Prospectus Supplement") filed on September 14, 1998 pursuant to Rule 424
(b) of the Securities Act of 1933, as amended. The information contained in the Registration Statement and the Prospectus Supplement is incorporated herein by reference.

Item 2: Exhibits

        1. Indenture, dated as of September 21, 1995, as supplemented by a First Supplemental Indenture dated as of September 21, 1995, between RJR Nabisco, Inc. and The Bank of New York (incorporated herein by reference to Exhibit 4.2 to RJR Nabisco, Inc.'s 1997 Annual Report on form 10-K, filed December 15, 1997)

        2. Second Supplemental Indenture to be used in connection with the issuance of Junior Subordinated Debt Securities and Preferred Securities (incorporated herein by reference to the Company's report on Form 8-K dated September 16, 1998)

        3. Certificate of Trust of RJR Nabisco Holdings Capital Trust II (incorporated herein by reference to Exhibit 4.4 to the Registration Statement)

        4. Declaration of Trust of RJR Nabisco Holdings Capital Trust II (incorporated herein by reference to Exhibit 4.5 to the Registration Statement)

        5. Amended and Restated Declaration of Trust (incorporated herein by reference to the Company's report on Form 8-K dated September 16, 1998)

        6. Guarantee Agreement between RJR Nabisco Holdings Corp. and
           The Bank of New York, as Trustee, with respect to the Preferred Securities (incorporated herein by reference to the Company's report on Form 8-K dated September 16, 1998)


                                 SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      RJR NABISCO HOLDINGS CAPITAL TRUST II


                                      By: /s/ John J. Delucca
                                          ____________________________________
                                          Name:  John J. Delucca
                                          Title: Senior Vice President &
                                                 Treasurer


                                      RJR NABISCO HOLDINGS CORP.


                                      By: /s/ John J. Delucca
                                          ____________________________________
                                          Name:  John J. Delucca
                                          Title: Senior Vice President &
                                                 Treasurer
Date: September 15, 1998